September 21, 2011

VIA CERTIFIED MAIL/
RETURN RECEIPT REQUESTED and
U.S. REGULAR MAIL

Iron Eagle Group, Inc.
Delta Mechanical Group, LLC
Attention:  Jason M. Shapiro
61 West 62nd Street
Suite 23F
New York New York 10023

Re: Member Interest Purchase Agreement by and among Delta Mechanical Group, LLC, Iron Eagle Group, Inc. and Bruce A. Bookbinder

Gentlemen:

Reference is hereby made to that certain Member Interest Purchase Agreement ("Purchase Agreement"), Secured Term Note ("Buyer Note") and Pledge and Assignment of Member ship Interests ("Pledge"), collectively the "Transactional Documents," all dated as of the 21st day of January, 2011, by and among Delta Mechanical Group, LLC, a Delaware limited liability company ("DMG"), Iron Eagle Group Inc., a Delaware corporation, collectively the "Buyer" and Bruce A. Bookbinder, an individual ("Selling Member"). Selling Member transferred and conveyed all of his membership interest ("Membership Interest") in Sycamore Enterprises LLC, a Rhode Island limited liability company ("Sycamore"), the holder of all of the outstanding membership interests of Delta Mechanical Contractors, LLC, a Delaware limited liability company ("Company") subject to the terms of the Transactional Documents.

In accordance with the terms of a certain Extension and Indemnity Agreement ("Indemnity Agreement") dated as of the 18th day of August, 2011, Selling Member agreed to extend the Payment Due Date through September 16, 2011. Notwithstanding, Buyer has failed to comply with the Transactional Documents in that payment under the Buyer Note was not received on the Payment Due Date causing an automatic rescission of the Transaction without further action being required.

In accordance with the Transactional Documents and in particular,
Section 5 of the Indemnity Agreement, the Transaction, including the transfer and conveyance of the Membership Interest, is hereby rescinded and is void ab initio and therefore, all of Buyer's legal and equitable interests in the Membership Interest hereby automatically revert to Selling Member.

Further, the Selling Member, individually, and on behalf of Sycamore and Company hereby provides notice to Buyer that the Transaction has been rescinded consistent with Rev Rul 80-58 1980-1 CB 181.

Very truly yours,

Bruce A. Bookbinder
Selling Member

Sycamore Enterprises LLC

By:  /s/Bruce A. Bookbinder
     ----------------------
     Bruce A. Bookbinder

Delta Mechanical Contractors, LLC
By its Member
Sycamore Enterprises LLC

By:  /s/Bruce A. Bookbinder
     ----------------------
     Bruce A. Bookbinder
     Member